   As filed with the Securities and Exchange Commission on December 1, 2000
                                    SEC File No.
________________________________________________________________________________
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, DC   20549

                                   FORM S-8
                            Registration Statement
                       Under the Securities Act of 1933

                       _________________________________



                               NETCOMMERCE, INC.
          (Name of Small Business Issuer as specified in its charter)

           Nevada                           7372                  84-1091271
(State or other jurisdiction of (Primary Standard Industrial (I.R.S. Employer incorporation or organization) Classification Code Number) Identification No.)

                             1900 Westridge Drive
                             Irving, Texas  75038
                                 972-465-5900
                   (Address of Principal Executive Offices)

                               NetCommerce, Inc.
                        Stock and Options for services
                           (Full Title of the Plan)

                                 Mark Lindberg
                             1900 Westridge Drive
                             Irving, Texas  75038
                                 972-465-5900
           (Name, address and telephone number of Agent for Service)

                                  Copies to:

                              Gerald L. Fishman, Esq.
                              Charles Mack, Esq
                              55 Madison Street
                              Suite 3700
                              Chicago, IL 60602
                              312-424-0600
                              312-424-0660 - Fax

                                               CALCULATION OF REGISTRATION FEE
======================================================================================================================
Title of Each Class                                     Proposed Maximum      Proposed Maximum
of Securities To Be                 Amount To Be         Offering Price          Aggregate             Amount of
Registered                         Registered (1)       Per Share (2) (3)      Offering Price      Registration Fee
----------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value             9,800,000                   $.05             $490,000                $980.00
======================================================================================================================

 (1) In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement also covers any additional securities to be offered or issued in connection with stock splits, stock dividends or similar transactions.
 (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.
 (3) In accordance with Rule 457(h), the price represents the average of the closing bid and asked price of the Company's Common Stock as of November 27, 2000.

                               NETCOMMERCE, INC.
                              STOCK FOR SERVICES
                               EXPLANATORY NOTE

The Employees

Mark Lindberg and Daniel Henderson, Chief Executive Officer and President; and Executive Vice-President and Secretary, respectively; have agreed to receive stock as part of their employment agreements. Although they have no present intention to sell their shares, when such shares are sold, a re-offer prospectus will be provided.

The Consultants

  The Consultants have agreed to provide their expertise and advice to the Company for the purposes set forth in their agreements with the Company. The Agreements for consulting are as follows 1) Joss Resources, Inc. provides marketing services, the office and sales support in Salt Lake, Utah; 2) JDL Resources, Inc. provides marketing services, the office and sales support in Dallas, Texas, including Easysearch Results. Com.; 3) Jonathan I. Small provides advisory services, investor relation services (including handling all inquires), and help with corporate structure and management.; 4)Donald W Prosser PC provides CFO and SEC related services and helps with the accounting systems and operations.; 5) John Herzog provides consulting and development services on the billing, sales tracking and accounting system.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.    Plan Information.

   Not filed as part of this Registration Statement pursuant to the Note to Part I of Form S-8.

Item 2.    Registrant Information Annual Information.

   Not filed as part of this Registration Statement pursuant to the Note to Part I of Form S-8.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.    Incorporation of Documents by Reference.

   The following documents filed by NetCommerce, Inc. (the "Registrant") with the Securities and Exchange Commission ("Commission") are hereby incorporated in this Registration Statement by this reference:

           (a) The Registrant's Annual Report on Form 10-KSB for the year ended May 31, 2000.

           (b) The Registrant's Quarterly Report on Form 10-QSB for the quarters ended, August 31, 2000;

           (c) The Registrants Current Report Registrant on Form 8-K dated March 7, 2000, and;

           (e) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 ("Exchange Act") since January 1, 1999;

           (f)  The latest prospectus filed pursuant to Rule 424(b) under the
                Securities Act    of 1933

   All reports and documents filed by the Registrant after the date hereof pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained herein or any document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.



Item 4.    Description of Securities

           Not applicable.

Item 5.    Interests of Names, Experts and Counsel

           Not applicable.

Item 6.    Indemnification of Directors and Officers.

  The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of registrant is insured or indemnified in any manner against any liability which they may incur in their capacity are Sections 78.7502 and 78.751 of the Nevada Corporations Law, the text of which is set forth below.

  Section 78.7502. Discretionary and mandatory indemnification of officers, directors, employees and agents: General provisions

  1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

  2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

  3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

  Section 78.751. Authorization required for discretionary indemnification; advancement of expenses; limitation on indemnification and advancement of expenses

  1. Any discretionary indemnification under NRS 78.7502, unless ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

  (a) By the stockholders;

  (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

  (c) If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

  (d) If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

  2. The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

  3. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

  (a)  Does  not  exclude  any  other  rights  to  which  a  person   seeking
indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

  (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person



Item 7.    Exemption from Registration Claimed.

   Not applicable.


Item 8.    Exhibits.

   The following Exhibits are hereby filed as part of this Registration
Statement:

    4.1*  Certificate of Incorporation of NetCommerce, Inc.

    4.2*  Amended Certificate of Incorporation

    4.3*  By-laws of NetCommerce, Inc.

    5.1   Opinion of Wolin & Rosen, Ltd.

    10.1  Employment agreement with Mark Lindberg
    10.2  Employment agreement with Daniel Henderson
    10.3  Consulting agreement with Joss Resources, Inc.
    10.4  Consulting agreement with JDL Resources, Inc.
    10.5  Consulting agreement with Jonathan L. Small
    10.6  Consulting agreement with Donald W Prosser PC
    10.7  Consulting agreement John Herzog

    23.1  Consent of Wolin & Rosen, Ltd. (included in Exhibit 5.1)

    23.2  Consent of McKennon, Wilson & Morgan LLP

    24.1  Power of Attorney (set forth on the signature page filed herewith)

    ---------
    *  For Exhibit 4.1, 4.2, 4.3 Refer to the 10KSB May 31, 1999 filed.

Item 9.    Undertakings.

   (a) The Registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                 (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

   provided, however, paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment is incorporated by reference in the Registration Statement from periodic reports filed by the Registrant under the Securities Exchange Act of 1934, as amended.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To file a post-effective amendment to remove from registration any of the securities being registered that remain unsold at the end of the offering.

   (b) The Registrant hereby undertakes that, for purpose of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, that is incorporated by reference in the registration statement, shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   The undertaking concerning indemnification is set forth in Part II, Item 6.

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pompano Beach, State of Florida, on the 1st day of December, 2000.


                                        NETCOMMERCE, INC.


                                        By:/s/ Mark Lindberg
                                          -----------------------------
                                              Mark Lindberg,
                                              CEO

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Mark Lindberg his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him in his name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signatures                             Title                   Date
--------------------------  ---------------------------  -----------------

/s/Mark Lindberg            Chairman of the Board        December 1, 2000
--------------------------  of Directors, President and
Mark Lindberg               Chief Executive Officer

/s/Daniel Henderson         Executive Vice-President,    December 1, 2000
--------------------------  Secretary, and Director
Daniel Henderson

/s/Donald W Prosser         Director, and Chief          December 1, 2000
--------------------------  Financial Officer
Donald W Prosser